Exhibit 99.1

NAVIDEA BIOPHARMACEUTICALS ANNOUNCES CLOSING OF A $3 MILLION PRIVATE PLACEMENT

DUBLIN, Ohio -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, announced today closing of a $3 million private placement. The Company entered into a definitive securities purchase agreement with an existing investor, John K. Scott, Jr., pursuant to which the Company received aggregate gross proceeds of $3 million in exchange for the issuance of 18,320,610 shares of the Company’s common stock, par value $0.001 per share. The securities to be issued to Mr. Scott will represent approximately 10% of the Company’s outstanding common stock after such issuance. The securities are subject to a 180-day lock-up and there are no registration rights.

The Company will use the proceeds from the private placement for general working capital purposes, including, but not limited to, research and development, and other operating expenses.

"Our family has been a long-term shareholder since 2003 and we now have confidence in the science, management and the direction of the company. This is why we have made this investment at this time. Our intent is to the give the company additional flexibility and stability,” stated John K. Scott, Jr.

“We are very happy that an existing long-term shareholder continues to show faith in the potential of Navidea as well as the future direction of the Company led by a new, streamlined management team,” commented Mr. Jed A. Latkin, Chief Executive Officer of Navidea. “The ability to quickly raise $3 million without having to pay any fees, give any warrants and at a price near market was an opportunity that the Company could not pass up. It also gives the Company significant runway to allow for the planned launch of the confirmatory rheumatoid arthritis study in the upcoming quarter.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc 99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Navidea Biopharmaceuticals

Jed Latkin, CEO, 614-551-3416

jlatkin@navidea.com

or

Edison Advisors

Joseph Green, 646-653-7030

jgreen@edisongroup.com

Source: Navidea Biopharmaceuticals, Inc.